EXHIBIT 10.3

VOTING AGREEMENT AND IRREVOCABLE PROXY

This Voting Agreement and Irrevocable Proxy (the “Agreement”) is made and entered into as of May 17, 2013, by and among Interleukin Genetics, Inc. a Delaware corporation (the “Company”), and Pyxis Innovations Inc., a Delaware corporation and a stockholder of the Company (“Pyxis”).

RECITALS

WHEREAS, concurrently herewith the Company and certain accredited investors (the Purchasers”) are entering into a Common Stock Purchase Agreement of even date herewith (the “Purchase Agreement”), which provides for the sale and issuance by the Company of shares of Common Stock and Warrants to purchase Common Stock to the Purchasers. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement.

WHEREAS, following the Series A-1 Conversion and the Debt Conversion, Pyxis will be the owner of 37,565,478 shares of Common Stock (the “Shares”).

WHEREAS, Pyxis believes that it is in the best interests of the Company and its shareholders that the Shareholder Approval of Increase in Authorized Shares be approved at the 2013 Meeting.

NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

1.	Transfer Restrictions.

(a)	Prior to the 2013 Meeting:

i.	Pyxis shall not Transfer (as defined below) or suffer a Transfer of any of the Shares. “Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the grant, creation or suffrage of a lien, security interest or encumbrance in or upon, or the gift, grant or placement in trust, or other disposition of such security (including transfers by testamentary or intestate succession, by domestic relations order or other court order, or otherwise by operation of law) or any right, title or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. Neither the Series A-1 Conversion and the Debt Conversion, nor the repayment of accrued and unpaid interest on the Debt in lieu of conversion thereof, shall constitute a Transfer.

ii.	Any Transfer or purported Transfer in violation of this Section 1 shall be voidable by the Company, and the Company shall not register any transfer of any Shares in violation of this Section 1. The Company may instruct its transfer agent to place such stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with this Section 1.

iii.	Except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, Pyxis shall not commit any act that could reasonably be expected to restrict or affect, or has the effect of restricting or affecting, Pyxis’ legal power, authority and right to vote all of the Shares owned of record or beneficially by Pyxis or otherwise prevent or disable Pyxis from performing any of its obligations under this Agreement.

2.	Agreement to Vote Shares.

(a)                At the 2013 Meeting, and at any adjournment or postponement thereof, Pyxis shall appear or otherwise cause the Shares to be present thereat for purposes of establishing a quorum and, to the extent not voted by the persons appointed as proxies pursuant to this Agreement, vote in favor of the proposal to amend the Company’s Charter to increase the number of the Company’s authorized shares of Common Stock from 150,000,000 to 300,000,000 shares.

(b)                 If Pyxis is the beneficial owner, but not the record holder, of the Shares, Pyxis agrees to take all actions necessary to cause the record holder and any nominees to vote all of the Shares in accordance with Section 2(a).

3.	Grant of Irrevocable Proxy.

(a)                During the term of this Agreement, Pyxis hereby irrevocably appoints the Company and each of its executive officers or other designees (the “Proxyholders”) as Pyxis’ proxy and attorney-in-fact (with full power of substitution and re-substitution) solely with respect to the matters set forth in Section 2(a), and grants to the Proxyholders full authority, for and in the name, place and stead of Pyxis, to vote the Shares, to instruct nominees or record holders to vote the Shares, or grant a consent or approval in respect of such Shares, in each case in accordance with Section 2(a) hereof.

(b)                Pyxis hereby revokes any proxies heretofore given by Pyxis in respect of the Shares.

(c)                Pyxis hereby affirms that the irrevocable proxy set forth in this Section 3 is given to secure the performance of the duties of Pyxis under this Agreement. Pyxis hereby further affirms that the irrevocable proxy is coupled with an interest, is intended to be irrevocable during the term of this Agreement, and may under no circumstances be revoked prior to the 2013 Meeting. The irrevocable proxy granted by Pyxis herein is a durable power of attorney and shall survive the dissolution, bankruptcy or incapacity of Pyxis.

(d)                Notwithstanding anything to the contrary provided in this Agreement, this proxy shall only be effective if Pyxis fails to appear, or otherwise fails to cause the Shares to be counted as present for purposes of calculating a quorum, at the 2013 Meeting, and to vote the Shares in accordance with Section 2(a) at such meeting, and the parties hereto hereby acknowledge that the proxy granted hereby shall not be effective for any other purpose. The Proxyholders may not exercise this irrevocable proxy on any matter except as provided above, and Pyxis may vote the Shares on all other matters.

(e)                This proxy shall terminate, without the requirement of any further action, upon the termination of this Agreement in accordance with Section 5.

4.	Representations and Warranties of Pyxis. Pyxis hereby represents and warrants as follows:

(a)                Pyxis is the beneficial or record owner of 6,884,056 of the Shares, and after giving effect to the Series A-1 Conversion and the Debt Conversion, will be the beneficial or record owner of all of the Shares, in each case free and clear of any and all pledges, liens, security interests, mortgage, claims, charges, restrictions, options, title defects or encumbrances, other than restrictions on transfer imposed by the securities laws.

(b)               Pyxis has full power and authority to (i) make, enter into and carry out the terms of this Agreement and to grant the irrevocable proxy as set forth in Section 3 and (ii) vote all of the Shares in the manner set forth in this Agreement.

(c)                This Agreement has been duly and validly executed and delivered by Pyxis and constitutes a valid and binding agreement of Pyxis enforceable against Pyxis in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally or by general equitable principles. The execution and delivery of this Agreement and the performance by Pyxis of the agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any contract to or by which Pyxis is a party or bound, or any judgment, injunction, order, decree, statute, law, ordinance, rule or regulation to which Pyxis (or any of Pyxis’ assets) is subject or bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not impair or adversely affect Pyxis’ ability to perform its obligations under this Agreement or render inaccurate any of the representations made herein.

5.             Termination. This Agreement shall terminate and be of no further force or effect immediately following the 2013 Meeting, or any earlier termination prior to Closing of the Purchase Agreement.

6.	Miscellaneous Provisions.

(a)                Amendments. No amendment of this Agreement shall be effective against any party unless it shall be in writing and signed by the Company and Pyxis.

(b)               Waivers. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, or any failure or delay on the part of any party in the exercise of any right hereunder, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, or covenants contained in this Agreement. The waiver by any party of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder. Any waiver by a party of any provision of this Agreement shall be valid only if set forth in a written instrument signed on behalf of such party.

(c)                Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by and among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof.

(d)               Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, United States of America, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)                Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

(f)                No Third Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any other person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.

(g)                Further Assurances. Pyxis agrees to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the Company to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purpose of this Agreement.

(h)               No Ownership Interest. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to Pyxis, and this Agreement shall not confer any right, power or authority upon any other person to direct Pyxis in the voting of any of the Shares, except as otherwise provided herein.

(i)                 Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(j)                 Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy expressly conferred by this Agreement.

(a)          Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) upon receipt when delivered by email delivery of a “.pdf” format data file or (iv) upon receipt, when sent via a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and email addresses for such communications shall be:

If to the Company:

Interleukin Genetics, Inc. 135 Beaver Street Waltham, MA 02452 Telephone: (781) 398-0700 Facsimile: (781) 398-0720 email: kkornman@ilgenetics.com Attention: Kenneth S. Kornman Chief Executive Officer

If to Pyxis:

Pyxis Innovations Inc. 7575 Fulton Street East Ada, Michigan 49333 Telephone: 616-787-5416 Facsimile: 616-682-4057 email: MMohr@Alticor.com Attention: General Counsel

(k)               Counterparts and Signature. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by the parties hereto and delivered to the other party, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile or “.pdf” transmission.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

INTERLEUKIN GENETICS, INC.
By:_/s/ Kenneth S. Kornman______________________ Name: Kenneth S. Kornman Title: Chief Executive Officer

PYXIS INNOVATIONS INC.
By:__/s/ Joseph Landstra_________________________ Name: Joseph Landstra Title: Assistant Treasurer